Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 30th day of June, 2005, among FCC, LLC, d/b/a First Capital, a Florida limited liability company (“Lender”), PAWNMART, INC., a Nevada corporation (“Borrower”), and XPONENTIAL, INC., a Delaware corporation (“Parent”; Borrower and Parent are sometimes referred to herein individually as an “Obligor” and collectively as the “Obligors”).

W I T N E S S E T H:

WHEREAS, Obligors and Lender are parties to that certain Loan and Security Agreement dated as of June 17, 2004 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, Obligors have requested that Lender agree to amend the Loan Agreement in certain respects; and

WHEREAS, Lender has agreed to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2.             Securities Account.  Lender hereby releases its security interest in securities account number 1192-1233 maintained by Wachovia Securities (“Wachovia”) for Parent (the “Securities Account”), and Lender also releases its security interest in all cash, stocks, bonds, mutual fund shares and other assets held in the Securities Account.  Lender agrees to promptly notify Parent and Wachovia in writing that the Account Control Agreement among Lender, Wachovia and Parent with respect to the Securities Account is terminated.

3.             Collection Days.  The Loan Agreement is amended by deleting Item 4 of the Schedule to the Loan Agreement and inserting the following in lieu thereof:

4.             Collection Days:  One Business Day

4.             Cap-Ex Facility.

(a)           In addition to the loans made from time to time by Lender to Borrower pursuant to Section 2(a) of the Loan Agreement (the “Revolving Loans”), Lender agrees, subject to the terms and conditions hereof and the terms and conditions of the Loan Agreement (including Section 2(e)(ii)), to make advances to Borrower from time to time from the date hereof and prior to the termination of the Loan Agreement in order to finance Borrower’s purchase of Equipment (each such advance, a “Cap-Ex Loan”).  Lender shall have no obligation to make a Cap-Ex Loan if, after giving effect to such requested Cap-Ex Loan, the outstanding principal balance of the Cap-Ex Loans would exceed $250,000.  Borrower’s obligation to repay the Cap-Ex Loans shall be secured by the Collateral, and the Cap-Ex Loans shall constitute “Obligations” under the Loan Agreement.  The Cap-Ex Loans shall bear interest at a rate per annum equal to the Prime Rate plus 1.50%.  At Lender’s option while a Default exists, the then-applicable default margin set forth in the Loan Agreement shall be added to the interest rate otherwise applicable to the Cap-Ex Loans.

(b)           Borrower shall repay the Cap-Ex Loans in monthly installments of principal, together with all accrued interest thereon, on the first day of each calendar month beginning on the first such date following the making of the initial Cap-Ex Loan, such monthly installments to be in amounts sufficient to fully amortize the then-outstanding aggregate principal balance of the Cap-Ex Loans over an assumed term ending on the fifth anniversary of the date hereof, and Borrower shall make a final payment of all outstanding principal and interest with respect to the Cap-Ex Loans on the date on which the Loan Agreement terminates for any reason (including acceleration of the Obligations by Lender).  If Lender makes any additional Cap-Ex Loan(s) after the initial Cap-Ex Loan, the amount of each monthly installment will be increased so that the remaining payments will fully amortize the aggregate outstanding principal balance of the Cap-Ex Loans by the fifth anniversary of the date hereof.  Lender may make a Revolving Loan for the account of Borrower in order to pay any principal or interest payment due with respect to a Cap-Ex Loan.

(c)           Borrower shall comply with the following procedures in requesting Cap-Ex Loans:

(i)            Borrower shall make each request for a Cap-Ex Loan to Lender in writing no later than 11:00 a.m. eastern time on the Business Day which is one Business Day prior to the Business Day on which Borrower wishes to receive the applicable Cap-Ex Loan.  Requests for Cap-Ex Loans shall specify the date of the requested Cap-Ex Loan, the amount thereof and a description of the Equipment to be acquired with the proceeds thereof (including the total purchase price therefor), together with such other information as Lender may reasonably request.

(ii)           Each Cap-Ex Loan shall be in an amount of at least $10,000, and no Cap-Ex Loan shall exceed 75% of the cost of the Equipment to be acquired with the proceeds thereof, net of taxes, shipping costs, installation costs and other “soft costs”.

(d)           Parent hereby acknowledges and agrees that its guaranty set forth in Section 15 of the Loan Agreement applies to the Cap-Ex Loans as well as the Revolving Loans and other Obligations.

5.             Representations and Warranties.  Each Obligor hereby restates, ratifies, and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement and the Loan Documents.

6.             No Other Amendment.  Except as set forth herein, the Loan Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of Obligors to Lender.

7.             Lender’s Costs.  In consideration of the accommodations made by Lender hereunder, Borrower agrees to pay to Lender on demand all costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Agreement and the other Loan Documents and any other transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to Lender.

8.             No Default.  To induce Lender to enter into this Agreement, each Obligor hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default under the Loan Agreement or any of the other Loan Documents.

9.             Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

10.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

11.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.

IN WITNESS WHEREOF, Borrower, Parent and Lender have caused this Agreement to be duly executed as of the date first above written.

PAWNMART, INC.

By:	/s/ Robert W. Schleizer
Name:	Robert W. Schleizer
Title:	CFO

XPONENTIAL, INC.

By:	/s/ Robert W. Schleizer
Name:	Robert W. Schleizer
Title:	CFO

FCC, LLC, d/b/a First Capital

By:	/s/ Evan G. Jones
Name:	Evan G. Jones
Title:	Senior Vice President

Each of the undersigned acknowledges the foregoing and agrees that his respective Validity and Support Agreement in favor of Lender dated as of June 17, 2004 remains in full force and effect, subject to no right of offset, claim or counterclaim.

/s/ Robert W. Schleizer
ROBERT W. SCHLEIZER

/s/ Dwayne A. Moyers
DWAYNE A. MOYERS